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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 1 to Registration Statement Nos. 333-35183 and 333-35183-01 of James Cable Partners, L.P. and James Cable Finance Corp. of our reports dated July 3, 1997, appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



Deloitte & Touche LLP


Deloitte & Touche LLP
Detroit, Michigan


October 24, 1997